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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement on Form S-4, relating to the pooling of interests with Eastern Environmental Services, Inc., of our report dated March 16, 1998, on our audits of the consolidated financial statements of USA Waste Services, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PricewaterhouseCoopers, LLP

Houston, Texas
September 24, 1998